UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/01/2010

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive
Suite 800
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

AMENDMENT AND RESTATEMENT OF THE QUANTUM CORPORATION EMPLOYEE STOCK PURCHASE PLAN

    On January 1, 2010, Quantum Corporation's Leadership and Compensation Committee amended the Company's Employee Stock Purchase Plan (the "ESPP") to set the maximum number of shares available for sale under the ESPP in any one offering period at two million (2,000,000) shares of the Company's common stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 18 of the ESPP).

   The above stated summary is qualified by reference to the actual plan, which is filed as Exhibit 10.1 of this form 8-K, and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
10.1 Amended and Restated Employee Stock Purchase Plan, dated January 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: January 06, 2010	By:	/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amended and Restated Employee Stock Purchase Plan, dated January 1, 2010